                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Kankakee Federal Savings Bank, a federally chartered savings bank

KFS Service Corporation, an Illinois corporation

KFS Insurance Agency, Inc. an Illinois corporation